EXHIBIT 21.1

CADENCE DESIGN SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT

      Below is a list of all of the Registrant’s subsidiaries as of January 31, 2026, and the state or country in which each is incorporated or organized. All of the Registrant’s subsidiaries are wholly owned by the Registrant:

	ENTITY NAME	COUNTRY
1	Apex Semiconductor LLC.	Delaware, U.S.A.
2	APEXSEMICONDUCTOR INDIA PRIVATE LIMITED	India
3	ASTC SAS	France
4	Beijing Cadence Information Technology Co., Ltd.	People's Republic of China
5	BETA CAE Deutschland GmbH	Germany
6	BETA CAE ITALY S.R.L.	Italy
7	BETA CAE Nordic AB	Sweden
8	BETA CAE Systems China Ltd.	People's Republic of China
9	BETA CAE SYSTEMS INDIA PRIVATE LIMITED	India
10	BETA CAE Systems International AG	Switzerland
11	BETA CAE Systems Japan Inc.	Japan
12	BETA CAE SYSTEMS SA	Greece
13	BETA CAE SYSTEMS U.S.A., INC.	Michigan, U.S.A.
14	BETA CAE SYSTEMS UK LIMITED	United Kingdom
15	Cadence Design (Israel) II, Ltd.	Israel
16	Cadence Design Systems (Canada) Limited	Canada
17	Cadence Design Systems (Cyprus) Limited	Cyprus
18	Cadence Design Systems (Finland) Oy	Finland
19	Cadence Design Systems (India) Private Limited	India
20	Cadence Design Systems (Ireland) Limited	Ireland
21	Cadence Design Systems (Israel) Ltd.	Israel
22	Cadence Design Systems (Japan) B.V.	The Netherlands
23	Cadence Design Systems (S) Pte Ltd.	Singapore
24	Cadence Design Systems (Sales) India Private Limited	India
25	Cadence Design Systems A.B.	Sweden
26	Cadence Design Systems B.V.	The Netherlands
27	Cadence Design Systems Belgium SA	Belgium
28	Cadence Design Systems do Brasil Microeletronica Ltda.	Brazil
29	Cadence Design Systems GmbH	Germany
30	Cadence Design Systems I B.V.	The Netherlands
31	Cadence Design Systems Kft.	Hungary
32	Cadence Design Systems Limited	United Kingdom
33	Cadence Design Systems LLC	Russia
34	Cadence Design Systems Malaysia Sdn. Bhd.	Malaysia
35	Cadence Design Systems Management (Shanghai) Co., Ltd.	People's Republic of China
36	Cadence Design Systems Mexico, S. de R.L. de C.V.	Mexico
37	Cadence Design Systems S.R.L.	Italy
38	Cadence Design Systems SAS	France
39	Cadence Design Systems Vietnam Company Limited	Vietnam
40	Cadence Global Holdings, Inc.	Delaware, U.S.A.
41	Cadence Group Unlimited Company	Ireland
42	Cadence International Limited	Ireland
43	Cadence Taiwan, Inc.	Taiwan
44	Cadence U.S., Inc.	Delaware, U.S.A.

45	Cascade Technologies, LLC	Delaware, U.S.A.
46	Castlewilder Unlimited Company	Ireland
47	ChipStack, Inc.	Delaware, U.S.A.
48	coupledNumerics GmbH	Switzerland
49	CréVinn Teoranta	Ireland
50	Denali Software Kabushiki Kaisha	Japan
51	Denali Software, LLC	California, U.S.A.
52	Designer's Guide Consulting, LLC	California, U.S.A.
53	FFG Holdings Limited	United Kingdom
54	Future Facilities Incorporated	California, U.S.A.
55	Future Facilities KK	Japan
56	Future Facilities Limited	United Kingdom
57	GForce 110 GmbH	Germany
58	Intrinsix Corp.	Massachusetts, U.S.A.
59	Invecas, LLC.	Delaware, U.S.A.
60	Invecas Technologies Private Limited	India
61	Jasper Holdings Ltd.	Cayman Islands
62	Nanjing Kai Ding Electronics Technology Co., Ltd.	People's Republic of China
63	Numeca (Beijing) Software Limited	People's Republic of China
64	Numeca USA, Inc.	Arizona, U.S.A.
65	Numeca-HK Limited	Hong Kong
66	NUMFLO SA	Belgium
67	OpenEye Scientific Software Deutschland GmbH	Germany
68	OpenEye Scientific Software, Inc.	Delaware, U.S.A.
69	Pointwise, Inc.	Texas, U.S.A.
70	Pulsic Inc.	Delaware, U.S.A.
71	Pulsic Japan Limited	United Kingdom
72	Pulsic Limited	United Kingdom
73	Secure-IC China Co., Ltd.	People's Republic of China
74	Secure-IC Inc.	Delaware, U.S.A.
75	Secure-IC K.K.	Japan
76	Secure-IC Private Limited	Singapore
77	Secure-IC SARL AU	Morocco
78	Secure-IC SAS	France
79	Secure-IC SRL	Belgium
80	Shanghai Cadence Electronics Technology Co., Ltd.	People's Republic of China
81	Tundra Holdings, Inc.	Delaware, U.S.A.
82	Verifore Inc.	Japan
83	Verifyter AB	Sweden
84	VLAB Works Holdings Pty Ltd	Australia
85	VLAB Works Operations Pty Ltd	Australia
86	VLAB Works Pty Ltd	Australia
87	Vortex BidCo Pty Ltd	Australia
88	Vortex HoldCo Pty Ltd	Australia
89	6SIGMADC Limited	United Kingdom